SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported): July 13, 1998

                             TRINITECH SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)



            New York                      0-21324                 06-1344888
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(State or other jurisdiction of    (Commission File Number)  (IRS Employer
         incorporation)                                      Identification No.)




                 333 Ludlow Street, Stamford, Connecticut 06902
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                     Address of principal executive offices


Registrant's telephone number, including area code: (203) 425-8000


                                       N/A
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         (Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS.

                  On July 13, 1998, the Company entered into a three year $3 million line of credit agreement (the "Agreement") with a financial institution with advances on such Agreement available to the Company during its first 18 months. The Agreement is primarily intended to finance existing and future equipment expenditures. The Agreement bears interest at either LIBOR plus 1.25% or the Bank's Prime Rate and is personally secured by a Company shareholder and the Company's president. The rate used is based on management's discretion. The Company initially drew down $1 million under the Agreement bearing interest at the six month LIBOR rate plus 1.25% (7%). The Agreement requires monthly payments of interest only until January 30, 2000, at which time monthly ratable principal and interest payments are made until the Agreement matures. Principal drawdowns under the Agreement can not be prepaid in the first eighteen months. In consideration for securing the Agreement, the said shareholder and president will receive 150,000 and 25,000 warrants respectively, to purchase the Company's common stock at $6.375 per share.

                  Concurrent with obtaining the $3 million line of credit facility, the Company terminated its previous $500,000 line of credit agreement (revised from $1 million line of credit agreement in June 1998) and repaid all outstanding term loans, which aggregated approximately $415,000 as of June 30, 1998.

ITEM 7.           EXHIBITS

         10.4 Revolving Credit Agreement dated July 13, 1998, between The Chase Manhattan Bank and Trinitech Systems, Inc.

         10.5     Debt  Waiver  Letter,  dated July 28,  1998,  from First Union
                  Bank.

         99.1 Press Release: Trinitech Systems, Inc. Announces Agreement for $3 Million Line of Credit In Connection with Increasing Installations


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
                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRINITECH SYSTEMS, INC.



Dated: August 7, 1998                       By: /s/ Peter Kilbinger Hansen
                                                -------------------------------
                                                Name:  Peter Kilbinger Hansen
                                                Title: President and Chief
                                                       Executive Officer


                                            By: /s/ Kevin C. Cassidy
                                                -------------------------------
                                                Name: Kevin C. Cassidy
                                                Title: Chief Financial Officer
                                                and Secretary



TRINITECH SYSTEMS INC. (AMEX: TSI) is headquartered in Stamford Connecticut. The Company develops and markets advanced electronic trading systems to brokerage firms, international banks, and global exchanges trading in equities, futures & options and currencies. Trinitech has also successfully leveraged its patented flat panel hardware technology, the Trinitech TouchPad(R), through sales outside of the financial sector. The Company's goal is to become the leading provider of real-time electronic trade entry and routing systems to the global financial services industry. Trinitech also maintains operations in Chicago and London.


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